UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2008

Broadwind Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer Identification No.)

101 South 16th Street, P.O. Box 1957
Manitowoc, Wisconsin 54221-1957

(Address of Principal Executive Offices and Zip Code)

(920) 684-5531

(Registrant’s telephone number, including area code)

Tower Tech Holdings Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2008, the Compensation Committee of Broadwind Energy, Inc. (the “Company”) approved an amendment to the employment agreement of Raymond L. Brickner III, the Company’s president. The amendment, which increases Mr. Brickner’s base salary from $150,000 per annum to $200,000 per annum, is retroactive to January 1, 2008. Mr. Brickner has served as president and director of the Company since the reverse public shell transaction between Tower Tech Systems, Inc. and Blackfoot Enterprises, Inc. in February 2006, and entered into a written employment agreement with the Company in March 2007. All other terms of Mr. Brickner’s employment agreement remain unchanged. Mr. Brickner’s employment agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed March 5, 2007 and is incorporated herein by reference.

Item 8.01	Other Events

On February 28, 2008, the Company completed its name change from Tower Tech Holdings Inc. to Broadwind Energy, Inc. On March 4, 2008, and in connection with the name change, shares of the Company’s common stock began trading under the ticker symbol BWEN.

The name change was approved on February 5, 2008 by stockholders owning a majority of the Company’s outstanding common stock, as disclosed in the Company’s Information Statement on Schedule 14C, which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on February 8, 2008.

On March 3, 2008, the Company issued a press release regarding the change to its name and ticker symbol. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Press Release dated March 3, 2008 announcing new name and ticker symbol

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 14, 2008

BROADWIND ENERGY, INC.

/s/ Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Broadwind Energy, Inc.
Form 8-K Current Report

Exhibit
Number	Description
99.1	Press Release dated March 3, 2008 announcing new name and ticker symbol